ADDENDUM TO SERIES 2009 SECURED NOTE DUE MARCH 8, 2011

This addendum, dated as of March 8, 2011 (the "Addendum") is made by and between Hero Capital Profits Limited, a British Virgin Islands company with offices at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Maker”), and Precursor Management Inc., a corporation organized under the laws of the British Virgin Islands, with offices at 2702-03, 27/F, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, P.R. China (the "Holder").  This document is to be read in conjunction with the Series 2009 Secured Note due March 8, 2010 (the “Note”) executed by both parties on or about September 9, 2009.  The remaining balance of the Note as of date of this Addendum is $318,375. This Addendum incorporates by reference and supplements the Note and the parties hereby agree to amend the Note as follows:

1.           Extension of the Maturity Date

The Maturity Date of the Note shall be extended to June 8, 2011.

2.           All other terms and conditions under the Note shall remain unchanged and remain in full force and effect.

3.           All terms and conditions set forth under the Guaranty, dated September 9, 2009,  made by Man Shing Agricultural Holdings, Inc. (the "Guarantor"), in favor of Precursor Management Inc. (the "Lender"), in connection with the Note shall remain unchanged and remain in full force and effect.

4.           All terms and conditions set forth under the Stock Pledge Agreement, dated September 9, 2009, made by Precursor Management Inc. (the "Secured Party"), and Eddie Cheung, a Hong Kong individual representing Mr. Liu Shi Li, an individual residing in the Peoples’ Republic of China (Mr. Cheung and Mr. Liu are collectively referred to herein as the “Pledgor"), in connection with the Note shall remain unchanged and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker and the Holder have caused this Addendum to be duly executed and delivered individually or by their officers thereunto duly authorized as of the date first written above.

HERO CAPITAL PROFITS LIMITED  (“Maker”)

By:	/s/ Shili Liu
Name: Shili Liu
Title: Authorized Representative

PRECURSOR MANAGEMENT, INC. (“Holder”)

By:	/s/ Weiheng Cai
Name: Weiheng Cai
Title: President